Exhibit 99.2

E-Waste Systems, Inc.
101 First Street #493
Los Altos, CA USA 94022

MASTER LICENSE AGREEMENT

This agreement is between E-Waste Systems, Inc., 101 First Street #493, Los Altos, CA USA 94022, OTCQB:  EWSI ("EWSI") and E-Waste Systems Ltd., 145-157 St John Street, London, England  EC1V 6LB ("EWSUK").

RECITALS

WHEREAS, EWSI is in the business of providing branded eWaste™ recycling and end of life services, technology solutions, and products including electronics and their componentry such as plastics, precious metals, ferrous and non-ferrous metal, glass, and selected biotech materials; and

WHEREAS, EWSUK is in the business of providing the same set of services as EWSI within the United Kingdom (the ‘UK’); and

WHEREAS, EWSUK and EWSI wish to enter into a relationship that will promote the products, services, technology solutions, and brand name of EWSI in the UK marketplace in exchange for certain fees.  Specifically, EWSUK wishes to purchase a master license under the terms and conditions of this agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the Parties agree as follows:

1.	Licensed Territory:
The Licensed territory means the United Kingdom of Great Britain, which includes the countries of England, Wales, Scotland, and Northern Ireland; plus the Republic of Ireland, and the territorial waters surrounding these countries.

2.	License:
In exchange for paying license fees under this Agreement, EWSI grants to EWSUK an exclusive license (“EWSI License”) to use EWSI’s brand name, logo, intellectual property and certain business process knowledge it possesses under this Agreement all of which together constitutes the "EWSI Brand”, for an initial two-year period (“License Period”).  EWSI represents and warrants that it owns all EWSI Brand provided under this Agreement.  The EWSI Brand is licensed only for use in the Licensed Territory.

3.	What EWSI will do:
a.
EWSI will send copies of the EWSI Brand and related documentation to EWSUK, and after EWSUK pays the license fees, EWSI will authorize EWSUK to use the EWSI Brand for the full license period as set forth in this Agreement, and

b.	EWSI will help EWSUK implement the use of the EWSI Brand, and

c.	EWSI will represent EWSUK as its Master License holder for the Licensed Territory on it’s website and in its sales, marketing, and operational literature, and
d.
As the EWSI Brand components as identified are enhanced or modified, EWSI will send the applicable updates to EWSUK at no additional charge for the license period as set forth in this Agreement.  EWSI reserves the right to determine the nature and scope of such updates.

e.
EWSI warrants that it has the right to license the EWSI Brand.  EWSI further warrants that so far as it is aware, the EWSI Brand does not infringe the rights of any third party, but makes no further warranty in that respect.  These warranties are in lieu of any other warranties, express or implied, including but not limited to any implied warranties of merchantability and/or fitness for a particular purpose.

f.
EWSI shall defend or, at its option, settle any claim or proceeding brought against EWSUK to the extent that it is based on an assertion that the materials provided hereunder constitute an infringement of any United States patent or copyright, provided that EWSUK notifies EWSI promptly and in not more than 30 days in writing of any such claim or proceeding and gives EWSI full and complete authority, information, and assistance to defend such claim or proceeding, and further provided that EWSUK gives EWSI sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement.

4.	What EWSUK will do:
a.	EWSUK will take all reasonable steps to promote, operate and expand elements of its business under the EWSI Brand in accordance with the 2013 EWSI Business Plan as amended from time to time.
b.	As consideration under this Agreement, EWSUK will;
i.
Purchase the EWSI License for the Term and pay to EWSI an initial fee of $75,000, for the master license, which consists of $50,000 for the EWSI License, and $25,000 for the exclusivity during the Term (the “License Fee”), and

ii.	Pay to EWSI an annual royalty of 2% of sales consummated under the EWSI Brand (“Royalty””).
c.
As an obligation under the EWSI License, EWSUK commits to i.) generating at least $2,000,000 in gross revenues over the License Period through its means or that of any subsidiaries or affiliates during the Term; and ii.) and to secure not less than one further license to operate under the EWSI Brand in the Republic of Ireland during the first term of this Agreement.

d.	EWSUK agrees that payment shall be made within 30 days from the date of invoice.
e.
EWSUK acknowledges that all copyright and other intellectual property rights whatsoever in the EWSI Brand and associated documentation are and shall remain the property of EWSI absolutely and that EWSUK's only rights in relation to the EWSI Brand are a non-transferable license to use the EWSI Brand subject to and in accordance with the terms of this Agreement.

f.
EWSUK shall take all reasonable measures to ensure that the EWSI Brand and associated documentation and any copies of the EWSI Brand or documentation do not leave its possession or control whether by loan, theft or otherwise. EWSUK's obligations under this paragraph shall survive any termination or expiration of this Agreement.

g.	EWSUK acknowledges that EWSI Brand is licensed only for use in the in the Territory. Use in any other country, requires a separate Addendum to this Agreement.
h.	EWSUK will designate individuals who will be responsible for use of the EWSI Brand and shall maintain active contact details for EWSI’s communication purposes with such individuals
i.	EWSUK will explain the terms of this Agreement to those affected by it.
j.	EWSUK certifies that it will abide by EWSI’s Code of Business Conduct and Ethics Policy; its Insider Trading Policy; and any other such policies as may be adopted by EWSI’s board of directors
k.
EWSUK warrants that it will operate at all times in a manner which is in complete compliance with the dictates of the European Union’s Waste Electrical and Electronic Equipment Directive as amended from time to time (the “WEEE Directive”) and as implemented by each country within the Territory.

l.	EWSUK shall, upon reasonable notice, allow EWSI or its auditors confidential access to its corporate books and records in order to satisfy any compliance obligations arising.
m.	EWSUK shall maintain its business in good standing in the Territory at all times.

5.	General license terms:
a.
Limitations of Liability:  EWSUK AGREES THAT THE LIABILITY OF EWSI TO EWSUK BASED ON THIS AGREEMENT, EXCLUDING LIABILITY FOR COPYRIGHT, PATENT, OR TRADE SECRET VIOLATIONS UNDER THIS AGREEMENT, WILL NOT EXCEED EWSUK'S CURRENT-YEAR LICENSE FEES PAID.  IN NO EVENT SHALL EWSI BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE PERFORMANCE BY EWSI HEREUNDER.  NO OBLIGATION OR LIABILITY, EXCEPT IN THE EVENT OF NEGLIGENCE OR INTENTIONAL WRONGDOING BY EWSI, SHALL ARISE FROM ANY RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE BY EWSI IN CONNECTION WITH THIS AGREEMENT.

b.
The laws of the State of Nevada, USA and of England and Wales jointly govern this Agreement.  If any part of the Agreement is held to be unconscionable or otherwise invalid, that part will be omitted, but the balance will remain in full force and effect.

c.
Any EWSI Brand licensed under this Agreement may be renewed for additional Terms if EWSI and EWSUK mutually agree in writing. License fees for any additional periods may differ.  EWSI will issue license renewal invoices approximately 60 days in advance of the current license termination date.  Payment of the renewal invoice constitutes renewal of this agreement.  Non-payment of the renewal invoice constitutes cancellation of this agreement.

d.	So long as all fees due and payable to EWSI have been made as agreed, EWSUK may cancel this Agreement at any time for any reason, and no refunds will be issued.
e.	EWSI may suspend or cancel this Agreement and take other action if it believes EWSUK has not complied with this Agreement.
f.
This Agreement, its supplements, and invoices arising under it for EWSI Brand constitute the complete and exclusive statement between the parties, and supersedes all prior communications relating to the subject matter of this Agreement.

6.	Termination in Good Terms
In case of cancellation of this agreement for whatever reason, EWSUK will remove the EWSI Brand from EWSUK’s website and all marketing materials; communicate in writing that the EWSI Brand has been removed; and return all materials including all EWSI Brand user documentation to EWSI. In case of cancellation of this agreement for whatever reason including but not limited to completion of its terms or conditions or by breach, EWSI and EWSUK agree that neither party will pursue charges against the other party.  The only responsibility from EWSUK shall be in the form of the License Fee.

7.	No Agency
Nothing in this agreement shall give either party any right to act on behalf of or otherwise bind the other in any matter not specifically contained in this Agreement or in any Amendment made in writing.

8.	Term
This Agreement is for an initial period of two years from the date of first signing.

9.	Binding Agreement
This Agreement is binding upon the parties.

10.	Public Announcement
EWSI is a publicly traded company and other than as it relates to any filings required with government agencies in jurisdictions with appropriate authority, they agree to cooperate in the preparation and review of any and all such announcements, including press releases, before they are released.

This Agreement can be modified only in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereby acknowledge and accept the terms and conditions of this Master License Agreement.

Signed for and on behalf of E-Waste Systems, Inc.

/s/         Martin Nielson
Name:   Martin Nielson, Chief Executive Officer
Date:    26 February 2013

Signed for and on behalf of E-Waste Systems (UK) Ltd.

/s/         Peter Munday
Name:   Peter Munday, Director
Date:     February 26, 2013